                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 and related Prospectus of Arbor Realty Trust, Inc. for the registration of $500,000,000 of its debt securities, preferred stock, depositary shares, warrants and common stock, and to the incorporation by reference therein of our reports dated February 28, 2007, with respect to the consolidated financial statements and schedule of Arbor Realty Trust, Inc. and Subsidiaries, Arbor Realty Trust, Inc. and Subsidiaries management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Arbor Realty Trust, Inc. and Subsidiaries, included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

New York, New York
March 1, 2007